EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statement No. 333-150912 on Form S-8 of Viking Systems, Inc. (the “Company”) of our report dated April 15, 2009, relating to the financial statements of the Company as of and for the years ended December 31, 2008 and 2007, included in its Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on April 15, 2009.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

San Diego, California
May 14, 2009